Exhibit 10.74


                            ASSET PURCHASE AGREEMENT


                                 by and between


                             HEADWATERS INCORPORATED


                                       and


                              RED HAWK ENERGY, LLC

                                December 28, 2001



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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, made as of December 28, 2001, by and between HEADWATERS INCORPORATED, a Delaware corporation ("Seller"), and Red Hawk Energy, LLC, a California limited liability company ("Buyer").

                                    RECITALS

         WHEREAS, Seller owns the Assets comprised of a Facility (as defined herein) to manufacture synthetic fuel from coal located in Utah County, Utah;

         WHEREAS, Seller desires to sell an undivided 50% interest in the Assets to Buyer and Buyer desires to purchase an undivided 50% interest in the Assets from Seller, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, Buyer and Seller intend to contribute their respective interests in the Assets to a limited liability company and to relocate the Facility to a location in Carbon County, Utah.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1. Affiliate shall mean, as to any person, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "under common control with" and "controlled by"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting stock or other equity interests, by contract or otherwise.

         1.2. Agreement shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         1.3. Assets shall mean, collectively, the Books and Records and the Fixed Assets, together with all goodwill associated with the Facility.

         1.5. Bill of Sale shall mean the Bill of Sale from Seller to Buyer relating to the Assets, in the form of Exhibit A attached hereto.

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         1.5. Books and Records shall mean original or true and complete  copies of all of the books, records, files, data and information of Seller relating to the design, ownership, construction and operation of the Facility and operation of the Assets prior to the Effective Time, which are relevant to Buyer's use of the Assets and operation of the Facility after the Effective Time, including without limitation Plans and Specifications.

         1.6. Buyer's Closing Certificate shall mean the certificate of Buyer substantially in the form of Exhibit B attached hereto.

         1.7. Closing shall mean the meeting of the parties to be held at 5:00 p.m., local time, on the Closing Date, at the offices of Headwaters Incorporated, or such other time and place as the parties may mutually agree in writing.

         1.8. Closing Date shall mean December 28, 2001, or such other date as the parties may mutually agree in writing.

         1.9. Coal Supply Agreement shall mean the coal supply agreement between ETG and Red Hawk Energy, LLC executed as of the Closing.

         1.10. Confidentiality Agreement shall mean the confidentiality agreement, dated December 28, 2001, between Seller and Buyer.

         1.11. Construction Report shall mean such report prepared by Buyer and Seller or their consultants, in form and substance satisfactory to Buyer and Seller, to the effect that the costs for the relocation, construction and testing of the Assets and appurtenances thereto at the Site shall not exceed $550,000.

         1.12. Effective Time shall mean 12:01 a.m., Mountain Time, on the Closing Date.

         1.13. Environmental Technologies Group, LLC Articles of Organization shall mean the certificate of organization for ETG executed as of the Closing.

         1.14. Environmental Technologies Group, LLC Operating Agreement shall mean the limited liability company operating agreement for ETG executed by Buyer and Seller as of the Closing.

         1.15. ETG shall mean Environmental Technologies Group, LLC, the entity to which the Assets shall be contributed at Closing.

         1.16. ETG Transfer Documents shall mean the bill of sale and/or other documents which are required to evidence the transfer of the Assets from Seller and Buyer to ETG at Closing.

         1.17. Facility shall mean the coal processing facility commonly referred to as the Geneva facility owned by Seller at the Facility Site.

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         1.18. Facility Site shall mean the site where the Facility is currently located in Utah County, Utah.

         1.19. Fixed Assets shall mean all tangible personal property currently located at the Facility Site which constitute part of, or are otherwise owned and used by Seller in the operation of, the Facility, including, but not limited to, all personal property, trade fixtures, chattels, machinery, equipment, computer hardware, fixtures, furniture, furnishings, handling equipment, implements, spare parts, tools and accessories of all kinds.

         1.20. GAAP shall mean generally accepted accounting principles of the United States as applied by Seller in a manner consistent with prior periods.

         1.21. Knowledge of Buyer shall mean the actual knowledge, after due inquiry, of the Buyer.

         1.22. Knowledge of Seller shall mean the actual knowledge, after due inquiry, of the Seller.

         1.23. Law shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         1.24. Lease shall mean the site lease for the Facility upon relocation as contemplated in Section 5.5 or a commitment to lease in form and substance acceptable to both Seller and Buyer.

         1.25. Lien shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claims, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include pledges, equities, charges, assessments, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

         1.26.  Losses  shall  have the  meaning  given to such term in  Section
8.1(a).

         1.27. Material Adverse Effect shall mean a material adverse effect on the Assets, taken as a whole, the business to be conducted with the Assets or the ownership, maintenance and operation of the Facility.

         1.28. Note shall mean the promissory note in the amount of $2,000,000 made by Buyer and payable to Seller in the form of Exhibit C attached hereto.

         1.29. Operations and Maintenance Agreement shall mean the Facility operations and maintenance agreement between ETG and Seller executed as of the Closing.

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         1.30. Permit Report shall mean such report prepared by Buyer and Seller or their consultants, in form and substance satisfactory to Buyer and Seller, to the effect that the permits required for the construction, operation and maintenance of the Assets at the Site have been obtained or can be obtained without restriction within three months of the Closing Date.

         1.31. Permitted Liens shall mean Liens (but only for amounts not yet due and payable) securing taxes, assessments or governmental charges or levies, and Liens of an immaterial nature which could not reasonably be expected to have an adverse effect on the ownership, maintenance and operation of the Facility or the good and marketable title of the Assets.

         1.32. Plans and Specifications shall mean the plans and specifications used to engineer, procure, and construct the Facility.

         1.33. Purchase Consideration shall have the meaning given to such term in Section 2.2 hereof.

         1.34. Required Consents shall mean those consents, approvals and waivers required from governmental authorities or other third parties that are necessary or required in order to transfer the Assets to Buyer and otherwise give effect to the transactions contemplated herein (other than such consents, the failure of which to obtain, taken as a whole, could not reasonably be expected to have a Material Adverse Effect) and that are specifically identified on Schedule 1. attached hereto.

         1.35. Seller's Closing Certificate shall mean the certificate of Seller substantially in the form of Exhibit D attached hereto.

         1.36. Site shall mean the real property covered by the Lease where the Facility will be relocated after the Closing.

         1.37. Synthetic Fuel Purchase Agreement shall mean the synthetic fuel purchase agreement between ETG and Red Hawk Energy, LLC, a California limited liability company, executed as of the Closing.

         1.38. Technology License and Reagent Supply Agreement shall mean the technology license and supply agreement between ETG and Seller executed as of the Closing.

         1.39. Transaction Documents shall mean:

                  (a) this Agreement;

                  (b) the Bill of Sale;

                  (c) the Note;

                  (d) the Environmental Technologies Group, LLC Articles of Organization;

                  (e) the Environmental Technologies, Group, LLC Operating Agreement;

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                  (f) the Technology License and Reagent Supply Agreement;

                  (g) the Lease;

                  (h) the Operations and Maintenance Agreement;

                  (i) the Coal Supply Agreement;

                  (j) the coal supply agreement between Buyer and Seller executed as of the Closing;

                  (k) the Synthetic Fuel Purchase Agreement;

                  (l) the synthetic fuel purchase agreement between Buyer and Seller executed as of the Closing;

                  (m) the ETG Transfer Documents;

                  (n) the option agreement between Buyer and Seller executed as of the Closing Date;

                  (o) the Permit Report;

                  (a) the Construction Report;

                  (q) the Buyer's Closing Certificate;

                  (r)  the  Seller's   Closing   Certificate;   and  such  other
         agreements and instruments as may be contemplated by this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1. Purchase and Sale. Buyer and Seller hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase and accept from Seller, an undivided 50% interest in all of the Assets, free and clear of all Liens, except Permitted Liens.

         2.2. Purchase Consideration. In consideration of Seller's sale, conveyance, transfer, delivery and assignment to Buyer by the Bill of Sale of an undivided 50% interest in the Assets, at the time of the Closing of this Agreement, Buyer shall (i) execute and deliver the Note, (ii) pay to Seller in immediately available funds the sum of One Hundred Twenty Five Thousand Dollars ($125,000). In addition, Buyer shall pay to Seller the sum of One Hundred Twenty Five Thousand Dollars ($125,000) at the earlier of (i) 30 days following the Closing Date, or (ii) execution of the Lease. (The foregoing collectively, the "Purchase Consideration".)

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         2.3. Deliveries at Closing.

                  (a) By Seller to Buyer. At the Closing, in addition to an undivided 50% interest in the Assets, Seller shall deliver the following items to Buyer, each properly executed and dated as of the Closing Date by Seller and in form and substance reasonably acceptable to Buyer:

                           (i) all Required Consents applicable to Seller in its
                  own capacity and to Seller in its capacities as a member and manager of ETG,

                           (ii) a  certificate  of the  corporate  secretary  of
                  Seller as to such matters as may reasonably be requested by Buyer, and

                           (iii) all Transaction Documents.

                  (b) By Buyer to Seller. At the Closing, Buyer shall deliver the Purchase Consideration and the following items to Seller, each properly executed and dated as of the Closing Date by Buyer and in form and substance reasonably acceptable to Seller:

                           (i) all Required Consents applicable to Buyer, in its
                  own capacity and to Buyer in its capacity as a member of ETG,

                           (ii) a certificate of the manager of Buyer as to such
                  matters as may reasonably be requested by Seller, and

                           (iii) all Transaction Documents.

         2.4. No Assumption of Liabilities.

         Buyer does not and will not assume any liability or obligation of any kind of Seller, or any obligation relating to the use of the Assets prior to the Effective Time, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise.

         2.5. Sales Tax Exemption.

         To the extent applicable, at the Closing, Buyer will deliver to Seller appropriate and customary sales tax exemption certificates relating to the transfer of the Assets contemplated hereby.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1. Corporate Standing.

         Seller is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware. Seller has the power to own its property, and to execute, deliver and perform this Agreement and each of the

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Transaction  Documents  applicable  to it, and to carry on its  business  as now being conducted. Seller is duly qualified to do business in and is in good standing as a foreign corporation authorized to do business under the laws of the State of Utah.

         3.2. Authorizations; Binding Agreements.

         The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and each conveyance, assignment, agreement, and other document herein contemplated to be executed by Seller, have been duly authorized by all necessary corporate action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Seller are, or will be upon execution, legal, valid and binding obligations of Seller, duly enforceable against Seller in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Seller (i) do not and will not result in any violation of, conflict with or default under the terms of any of Seller's organizational documents (nor, to the Knowledge of Seller, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and (ii) subject only to the Required Consents, do not and will not result in any violation of, conflict with or default under any contract or any other material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Seller, the Assets or the conduct of the maintenance and operation of the Facility may be bound or encumbered (nor, to the Knowledge of Seller, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         3.3. No Actions Affecting Enforcement of the Agreement and the other Transaction Documents.

         There are no actions, suits, or proceedings pending, or, to the Knowledge of Seller, threatened, against Seller in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Seller to execute, deliver and perform this Agreement and the other Transaction Documents. Subject only to the Required Consents and such consents which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, Seller has obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of governmental entities and third parties necessary to execute, deliver and perform this Agreement and the other Transaction Documents.

         3.4. Taxes.

         All tax returns and reports relating to the Assets and the conduct of the construction, ownership, maintenance and operation of the Facility required

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by Law (including  all federal,  state,  and local  property tax,  severance and franchise tax Laws) to be filed by Seller prior to the Closing have been timely filed or will be caused to be timely filed, including those tax returns relating to periods prior to Closing that are not yet due, except for such returns and reports which the failure to file could not reasonably be expected to have a Material Adverse Effect on the Assets or the ownership, maintenance and operation of the Facility and the relocation thereof. All taxes, assessments, fees, interest, penalties and other governmental charges relating to the Assets or the conduct of the construction, ownership, maintenance and operation of the Facility prior to Closing have been paid when due and payable or payment has been provided for, except for such taxes, assessments, fees, interest, penalties and other governmental charges which the failure to pay could not reasonably be expected to have a Material Adverse Effect on the Assets or the construction, ownership, maintenance and operation of the Facility.

         3.5. Brokers or Finders Fees.

         Except as set forth in Schedule 3.5, there is no obligation or liability, contingent or otherwise, for brokers or finders fees created by Seller with respect to the matters provided for in this Agreement and the other Transaction Documents. No obligation or liability for brokers or finders fees created by Seller with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer or the Assets.

         3.6. No Imposition of Liens.

         The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller shall not result in the imposition of any Lien, other than Permitted Liens, upon any of the Assets or by which the ownership, maintenance and operation of the Facility may be bound or encumbered.

         3.7. Title to Assets.

         (a) As of the date hereof, Seller owns, and as of the Effective Time, it will own, good, valid and marketable title to all of the Assets, free and clear of any and all Liens, except for Permitted Liens. As of the Effective Time and upon Buyer's payment of the Purchase Consideration pursuant hereto, good, valid and marketable title to an undivided 50% interest in the Assets free and clear of all Liens, except for Permitted Liens, shall pass to Buyer.

         (b) The Assets constitute all property and equipment required for the operation of a facility to manufacture synthetic fuel from coal with an estimated annual rated capacity of not less than 150,000 tons; provided that the Assets do not necessarily include (i) material handling equipment for the delivery of feedstock and reagent to, and the removal of finished product from, the Facility, such as trucks, loaders, conveyor belts and shovels, (ii) site specific property and equipment, such as suitable real estate and building to house the Facility, storage areas, electrical cables and connectors and bracing or mounting hardware, (iii) reagent and other consumables, (iv) a license to use the technology for which the Facility was designed, (v) miscellaneous nuts, bolts, belts and other standard hardware which may have become lost or damaged

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in the  course of  disassembly,  storage,  moving and  re-assembly  or which are considered wear items.

         (c) The Assets upon relocation to the Site pursuant to Section 5.5 will be in operable condition.

         3.8. Pending Litigation.

         There are no actions, suits, arbitrations or proceedings currently pending or, to the Knowledge of Seller, threatened against the Assets. There are no outstanding or unsatisfied judgments, orders or decrees to which Seller is bound.

         3.9. Compliance With Laws.

         To the Knowledge of Seller, Seller and the Assets are in compliance with all orders, writs, injunctions, decrees, judgments, rulings, Laws, rules or regulations of any governmental entity to which Seller and the Assets are subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         3.10. Consents

         Schedule 1.34 is a true, correct and complete list of all Required Consents.

         3.11. Environmental Conditions.

         (a) Definitions. When used in this Section:

                  (i) "Environmental Laws" shall mean all applicable laws (including common law), rules, orders, regulations, statutes, ordinances, codes, decrees and requirements of any Governmental Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Materials or environmental protection.

                  (ii) "Governmental Authority" shall mean any federal, state, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case having jurisdiction over the applicable matter.

                  (iii) "Hazardous Materials" shall mean any solid waste, petroleum or petroleum product, hazardous material, hazardous waste, infectious medical waste, or hazardous or toxic substance defined or regulated as such in any Environmental Law.

         (b) Environmental Representations and Warranties:

                  (i) Seller has not operated the Facility or conducted business or other activities at or from the Facility, in connection with the

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         construction of the Facility or otherwise, in a manner that constituted or constitutes a violation of any applicable Environmental Law;

                  (ii) There has been no off-site shipment or release of any Hazardous Materials by the Seller on, under, at, from or in any way affecting the Facility or any part thereof, which off-site shipment or release gives rise to liabilities or obligations under applicable Environmental Laws; and

                  (iii) Seller has not received any notices or claims that it is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any comparable state Environmental Law, in connection with the Facility.

         3.12. Liabilities.

         Except for liabilities underlying any Permitted Liens, the Seller has no liabilities which could reasonably be expected to have a Material Adverse Effect following the Closing, nor has any condition existed or any event occurred which could reasonably be expected to give rise to any such liability.

         3.13. Factual Representations.

                  (a) Each of the material facts regarding the Assets set forth in the due diligence information delivered to Buyer was true and correct as of the date on which it spoke and remains true and correct as of the date hereof unless superceded by subsequent disclosures.

                  (b) The information furnished by Seller to Buyer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein statements not misleading.

                  (c) Seller does not have knowledge of any fact, event or circumstance which it is aware would render the Facility, as relocated, ineligible for tax credits under Section 29 of the Internal Revenue Code.

         3.14. Other Agreements.

         Other than the Transaction Documents, there are no contracts, licenses, agreements or arrangements with Seller or any other person in connection with the construction, maintenance, ownership and operation of the Facility, other than as disclosed on Schedule 3.14.

         3.15 Section 29.

         Sales of synthetic fuel from the Facility to unrelated third parties will qualify for tax credits under Internal Revenue Code section 29 when claimed by an eligible tax payer.

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                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that:

         4.1. Organization and Standing.

         Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California and has the power to own its own property, and to execute, deliver and perform this Agreement and each of the Transaction Documents, and to carry on its business as now being conducted.

         4.2. Authorizations; Binding Agreements.

         The execution, delivery, and performance of this Agreement and the other Transaction Documents by Buyer and of each conveyance, assignment, agreement, and other document herein contemplated to be executed by Buyer have been fully authorized by all necessary limited liability company action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer (i) do not and will not result in any violation of, conflict with or default under the terms of Buyer's organizational documents, and (ii) subject only to the Required Consents, do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the Knowledge of Buyer, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         4.3. Brokers or Finders Fees.

         Except as set forth in Schedule 4.3, there is no obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement and the other Transaction Documents. No obligation or liability for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Seller or the Assets.

         4.4. No Action Affecting Enforcement of the Agreement and the other Transaction Documents.

         There are no actions, suits, or proceedings pending, or, to the Knowledge of Buyer, threatened, against Buyer in any court, or administrative

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governmental  body or agency which will affect in any adverse manner the ability of Buyer to execute, deliver and perform this Agreement and the other Transaction Documents.

                                    ARTICLE V
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS

         5.1. Reasonable Efforts.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, and to obtain the Required Consents, necessary to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, relocation of the Assets. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and members of each party to this Agreement shall take all such necessary action. Buyer and Seller will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         5.2. Public Announcements.

         Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated herein, and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

         5.3. Confidentiality.

         Notwithstanding the execution of this Agreement, the confidentiality provisions of the Confidentiality Agreement shall remain in full force and effect and shall survive the Closing.

         5.4. Taxes.

         Following Closing, Seller shall timely file all tax returns and reports relating to the Assets which have not been filed or were not yet due to be filed prior to Closing, and Seller shall timely pay all taxes, assessments, fees, interest, penalties and governmental charges relating to the Assets prior to Closing which have not been paid or were not yet due and payable prior to Closing.

         5.5 Relocation of Facility.

         Buyer and Seller agree that ETG will relocate the Facility to a site mutually acceptable to Seller and Buyer and appropriate to the planned operation of the Facility and the Paris synthetic fuel manufacturing facility ("Paris
Facility"). The site selected will be prepared to host the Facility and the Paris Facility. Buyer will pay the costs of relocation and installation of the Facility and the Paris Facility up to $550,000 plus 10%. Seller will pay the costs of relocation and installation of the Facility and the Paris Facility in excess of $550,000 plus 10%. Seller will provide oversight, at its expense, for relocation, installation, and testing to place the Assets in operating condition.

         Buyer will consent to ETG's grant to Seller of the right to relocate and operate the Paris Facility at the site selected for the Facility.

                                   ARTICLE VI
            CONDITIONS PRECEDENT TO THE PAYMENT OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction, prior to or at the Closing, of the following express conditions precedent:

         6.1. Compliance with Agreement.

         Seller shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         6.2. Proceedings and Instruments Satisfactory.

         All proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all agreements, instruments, and other documents incident thereto, including, but not limited to, the Transaction Documents shall be executed and delivered by the parties thereto on the Closing Date and be reasonably satisfactory in form and substance to Buyer.

         6.3. No Litigation.

         No investigation, suit, action or other proceedings (including, without limitation, any petition relating to the Seller under the Bankruptcy Code or similar federal or state Law) shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or in connection with obligations to creditors.

         6.4. Representations and Warranties.

         The representations and warranties made by Seller in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

         6.5. Consents.

         All Required Consents applicable to Seller shall have been obtained.

         6.6. Antitrust Filings.

         The Hart-Scott-Rodino Act ("HSR Act") and the regulations promulgated thereunder shall have been complied with to the extent applicable, and all waiting periods under the HSR Act shall have expired or been terminated.

         6.7 Material Adverse Change.

         The Facility shall not have been materially and adversely affected by reason of any loss, taking, condemnation, destruction, or physical damage, whether or not insured against.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1. Compliance with Agreement.

         Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         7.2. Proceedings and Instruments Satisfactory.

         All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all agreements, instruments, and other documents incident thereto, including, but not limited to, the Transaction Documents shall be executed and delivered by the parties thereto on the Closing Date and be reasonably satisfactory in form and substance to Seller.

         7.3. No Litigation.

         No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4. Representations and Warranties.

         The representations and warranties made by Buyer in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         7.5. Required Consents.

         All Required Consents applicable to Buyer shall have been obtained.

         7.6. Antitrust Filings.

         The HSR Act and the regulations promulgated thereunder shall have been complied with to the extent applicable, and all waiting periods under the HSR Act shall have expired or been terminated.

                                  ARTICLE VIII
                      INDEMNITIES AND ADDITIONAL COVENANTS

         8.1. Seller's Indemnity.

                  (a) Seller hereby indemnifies and holds Buyer harmless from and against, and agrees to defend promptly Buyer from, and reimburse Buyer for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, environmental liabilities (whether involving personal injury or property damage), reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that Buyer and any Affiliate of Buyer may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement or any other agreement or instrument delivered by Seller pursuant hereto; (ii) any failure of Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Seller pursuant to this Agreement; (iii) claims by third parties (including governmental authorities) against Buyer relating to the ownership, construction, operation and maintenance by Seller of the Assets and Facility for the period prior to the Effective Time including, without limitation, any claim of landlord's statutory lien; and (iv) any and all liabilities and obligations of Seller;

                  (b) In the event a claim arises that Buyer reasonably believes is covered by the indemnity provisions of Section 8.1(a) of this Agreement, notice shall be given promptly by Buyer to Seller containing detail reasonably sufficient for Seller to identify the nature and basis of the claim. Provided that Seller admits in writing to Buyer that such claim is covered by the indemnity provisions of Section 8.1(a) hereof, Seller shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Seller; provided, however, that Seller may not effect any settlement that could result in any cost, expense or liability to Buyer unless Buyer consents in writing to such settlement and Seller agrees to indemnify Buyer therefor. Buyer may select counsel to participate with Seller's counsel in any such defense, in which event Buyer's counsel shall be at its own sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Seller shall not be required to indemnify and hold harmless Buyer pursuant to Section 8.1(a)(i) hereof in respect of the representations and warranties made by Seller herein unless such right to indemnification is asserted by Buyer (whether or not such Losses have actually been incurred) by notice to Seller within 30 months after the Closing Date; or, only with respect to claims arising under Sections 3.4, 3.11, within the applicable statute of limitations; or, only with respect to claims arising under Section 3.15, until December 31, 2007.

                  (d) Except with respect to claims arising under Sections 3.4 or 3.11, Seller's aggregate indemnification obligation pursuant to
         Section 8.1(a)(i) shall in no event exceed the money actually paid by Buyer and received by Seller pursuant to Section 2.2.

                  (e) The indemnification provided in this Section 8.1, including the limitations with respect thereto, shall be the exclusive remedy for Buyer with respect to Losses as a result of or in connection with the matters described in Section 8.1(a)(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.2. Buyer's Indemnity.

                  (a) Buyer hereby indemnifies and holds Seller harmless from and against, and agrees to defend promptly Seller from and reimburse Seller for, any and all Losses that Seller may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant hereto; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Buyer pursuant to this Agreement; and (iii) claims by third parties (including governmental authorities) against Seller relating to the ownership by Buyer of the Assets for the period following the Effective Time and prior to the conveyance to ETG.

                  (b) In the event a claim against Seller arises that is covered by the indemnity provisions of Section 8.2 of this Agreement, notice shall be given promptly by Seller to Buyer containing detail reasonably sufficient for Buyer to identify the nature and basis of the claim. Provided that Buyer admits in writing to Seller that such claim is covered by the indemnity provisions of Section 8.2 hereof, Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Seller unless Seller consents in writing to such settlement and Buyer agrees to indemnify Seller therefor. Seller may select counsel to participate with Buyer's counsel in any such defense, in which event Seller' counsel shall be at the sole cost and expense of Seller. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Buyer shall not be required to indemnify and hold harmless Seller pursuant to Section 8.2(a)(i) hereof in respect of the representations and warranties made by Buyer herein unless such right to indemnification is asserted by Seller (whether or not such Losses have actually been incurred) by notice to the Buyer within 30 months after the Closing Date.

                  (d) Buyer's aggregate  indemnification  obligation pursuant to
         Section 8.2 (a)(i) shall in no event exceed Five Hundred Thousand Dollars ($500,000.00).

                  (e) The indemnification provided in this Section 8.2, including the limitations with respect thereto, shall be the exclusive remedy for Seller with respect to Losses as a result of or in connection with the matters described in Section 8.2(a)(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.3. Bulk Sales Compliance.

         To the extent applicable, Buyer hereby waives compliance by Seller with the provisions of the bulk sales Law of any U.S. jurisdiction, and in any event, Seller covenants and agrees to pay and discharge when due all claims of any governmental entities and creditors of Seller and its subsidiaries that could be asserted against Buyer by reason of such non-compliance. Seller agree to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Seller's failure to pay and discharge any such claims.

         8.4. Additional Instruments.

         At any time and from time to time after the Closing, at either party's request and without further consideration, Seller or Buyer, as the case may be, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Seller or Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey, and assign to Buyer, and confirm Buyer's title to and interest in and responsibility and liability for, the Assets and the consummation of the transactions contemplated herein.

         8.5. Access to Books, Records and Employees.

         From and after the date of the Agreement, Seller will authorize and permit Buyer and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Seller's business, to Books and Records within the control of Seller that relate to the Facility, and to all books and records, files, documents and other correspondence related to the Facility prior to the Effective Time, which are not included among the Books and

Records. Seller agrees to maintain all books, records, files, documents and other correspondence related to the Facility prior to the Effective Time in accordance with its normal document retention practices after the Closing Date.

                                   ARTICLE IX
                                   TERMINATION

         9.1. Termination.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows: (a) at any time prior to the Closing Date by mutual written agreement of Seller and Buyer; or (b) by either Seller or Buyer if the Effective Time shall not have occurred on or before December 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur prior to such date.

         9.2. Rights on Termination; Waiver.

                  (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall be terminated.

                  (b) If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in
         Article VII of this Agreement have not been satisfied, Seller may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. The election by Buyer or Seller to terminate this Agreement pursuant to Section 9.1 (b) shall not in any way affect the rights of such party against the other party for any breach or default under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1. Entire Agreement; Amendment.

         This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party. The representations, warranties, covenants and agreements of Seller and Buyer contained herein shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and, as to the representations and warranties, shall be effective until the relevant time limitation for making any indemnity claim with respect to such representations and warranties under Sections 8.1 and
8.2 shall have been reached and no longer.

         10.2. Expenses.

         Except as otherwise specifically provided herein, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         10.3. Governing Law; Consent to Jurisdiction.

         This Agreement shall be construed and interpreted according to the laws of the State of Utah, without regard to the conflicts of law rules thereof. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.5 hereof.

         10.4. Assignment.

         This Agreement and each party's respective rights hereunder may not be assigned, by operation of Law or otherwise, without the prior written consent of the other party; provided that Buyer may assign all of its rights under Section
8.1 to ETG in connection with the conveyance of Buyer's interest in the Assets.

         10.5. Notices.

         All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other party, (b) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

If to Seller:                    Headwaters Incorporated
                                 11778 South Election Road, Suite 210
                                 Draper, UT  84020
                                 Fax:  (801) 984-9410
                                 Attn:  President

If to Buyer:                     Red Hawk Energy, LLC
                                 10000 Stockdale Highway, Suite 100
                                 Bakersfield, CA  93311
                                 Fax: 661/663-3164
                                 Attn:  Michael L. Hawkins

         10.6. Counterparts; Headings.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         10.7. Interpretation.

         Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

         10.8. Severability.

         If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         10.9. No Reliance.

         No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Seller contained in this Agreement. Nothing contained in this Agreement shall be construed as creating a partnership or joint venture or any agency relationship between the parties hereto, or any other relationship other than buyer and seller as provided herein.

         10.10. Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.11. Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.



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                                       21

         IN WITNESS WHEREOF, each party hereto has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.


                                                     HEADWATERS INCORPORATED




                                                     By: /s/ Brent M. Cook
                                                        ------------------------
                                                     Its:  President


                                                     RED HAWK ENERGY, LLC



                                                     By: /s/ Michael L. Hawkins
                                                        ------------------------
                                                     Its: Managing Member

                                       22